UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHROMOCELL THERAPEUTICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	86-3335449
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4400 Route 9 South, Suite 1000 Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-269188

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.  Description of Registrant’s Securities to be Registered.

Chromocell Therapeutics Corporation (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share (the “Common Stock”), registered hereunder, contained under the heading “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1 (Registration No. 333-269188), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 11, 2023, as amended by Amendment No. 1 to the Registration Statement, filed with the SEC on January 20, 2023, Amendment No. 2 to the Registration Statement, filed with the SEC on May 1, 2023, Amendment No. 3 to the Registration Statement, filed with the SEC on June 30, 2023, Amendment No. 4 to the Registration Statement, filed with the SEC on July 20, 2023, Amendment No. 5 to the Registration Statement, filed with the SEC on September 1, 2023, Amendment No. 6 to the Registration Statement, filed with the SEC on October 16, 2023, Amendment No. 7 to the Registration Statement, filed with the SEC on October 25, 2023, Amendment No. 8 to the Registration Statement, filed with the SEC on November 8, 2023, Amendment No. 9 to the Registration Statement, filed with the SEC on January 16, 2024, Amendment No. 10 to the Registration Statement, filed with the SEC on January 30, 2024, Amendment No. 11 to the Registration Statement, filed with the SEC on February 7, 2024, Amendment No. 12 to the Registration Statement, filed with the SEC on February 12, 2024, and Amendment No. 13 to the Registration Statement, filed with the SEC on February 14, 2024 and as subsequently amended from time to time (the “Registration Statement”). In addition, any description of the Common Stock contained in any prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 15, 2024	CHROMOCELL THERAPEUTICS CORPORATION

	By:	/s/ Francis Knuettel II
	Name:	Francis Knuettel II
	Title:	Interim Chief Executive Officer and Chief Financial Officer